Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 15, 2010 relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of certain Russell Investment Company Funds (refer to Appendix I for those funds covered under this consent), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
April 27, 2010

Appendix I

Russell Investment Company Funds
2017	Retirement Distribution Fund - A Shares
2017	Accelerated Distribution Fund - A Shares
2027	Extended Distribution Fund - A Shares
2017	Retirement Distribution Fund - S Shares
2017	Accelerated Distribution Fund - S Shares
2027	Extended Distribution Fund - S Shares